Exhibit 99.1

                                OPTION AGREEMENT
                                ----------------


         AGREEMENT made this 21st day of May, 1997, by and between MALCOM P. McLEAN ("Grantor") and JOHN D. McCOWN ("Grantee"):

         WHEREAS, the Grantor owns 340 of the 425 issued and outstanding shares (the "Shares") of Common Stock, par value $.01 per share (the "Common Stock"), of TRAILER BRIDGE, INC., a Delaware corporation (the "Corporation");

         WHEREAS, the Grantee has provided valuable assistance to the Grantor on business and personal matters since 1980; and

         WHEREAS, in appreciation of the dedication, valuable assistance and advice provided by the Grantee, the Grantor considers it to be appropriate for the Grantee to have the rights set forth herein with respect to some of the Shares;

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Option. The Grantor hereby grants to the Grantee an option (the "Option") to purchase from the Grantor from time to time, up to 60 Shares (the "Option Shares"), on or before 5 P.M. New York City time on May 20, 2007 (the "Expiration") for $14,855.50 per Share or an aggregate purchase price of $891,330 for all 60 Shares.

         2. Exercise of Option. Grantee shall have the right to exercise the Option at any time by delivering to the Grantor (with a copy to the Corporation) not less than ten nor more than thirty days prior written notice of exercise stating the number of Option Shares to be purchased, the purchase price per Option Share, the aggregate purchase price for all Shares as to which the Option is being exercised and the date of exercise of the Option. Such notice shall constitute a binding agreement of the Grantee to purchase such Shares on such date. If the Option is exercised in part, the Option shall not be exercised on more than three occasions. The Option shall be exercised by tender by the Grantee of the purchase price of the Option Shares as to which the Option is being exercised by certified or bank check payable to the Grantor against delivery of the stock certificates for such Option Shares duly endorsed by the Grantor or with assignments attached thereto duly endorsed by Grantor with signatures guaranteed by a bank or a New York Stock Exchange member firm. In the event the number of Option Shares as to which the Option is exercised is less than the number of shares represented by the certificates tendered by the Grantor, the Grantee shall arrange for the Corporation promptly to return to the Grantor certificates in the name of the Grantor for the excess shares. The Grantee shall, as a condition of exercising the Option, make appropriate arrangements with the Corporation for the payment of all federal, state or local withholding taxes, if any. applicable as a result of the exercise of the Option.

         3. Further Agreements. Grantor agrees that prior to Expiration he will retain good and marketable title to the Option Shares (and any other securities issued in respect thereof) free and clear of all liens and encumbrances. Other than in the immediately preceding sentence, Grantor makes no representation, warranty or covenant with respect to the Corporation or the Option Shares and shall be deemed to make no representation, warranty or covenant at the time of exercise of the Option. Grantee acknowledges that the Option Shares have not, and at the time of exercise of the Option will not have been registered with the Commission under the Act or with any state securities commission, and that neither the Grantor nor the Corporation is granting any right to such registration. The Option Shares will be "restricted securities" as defined in Rule 144 under the Act. Grantee covenants that the Option Shares will be acquired by the Grantee for his own account for investment without a view the resale or distribution thereof and that Grantee shall not sell such shares except in compliance with the Act and applicable state securities laws. The Grantee consents to the placement by the Corporation of a legend on the certificates representing the Option Shares to such effect and to the placement of stop transfer instructions by the Corporation with the transfer agent for the shares. Grantee acknowledges that he may be required to hold the Option Shares for an indefinite period and to take the investment risk with respect thereto. Grantee acknowledges that he is an "accredited investor" as such term is defined in Rule 144, that he has full knowledge of business and affairs of the Corporation and that he bas had the opportunity to ask questions of the Grantor and has received complete responses to all inquires concerning the Corporation and the Option Shares. Grantee acknowledges that at the time of exercise of the Option he will be relying entirely upon his own investigation of the Corporation and not upon any information obtained from the Grantor. The Grantee shall furnish a copy of this Agreement to the Corporation within five days of the date of execution hereof. Grantee acknowledges that he shall not have any of the rights of a holder of Option Shares for any purpose unless and until the Option is exercised.

         4. Certain Adjustments. If the Option Shares are increased or decreased in number or changed into or exchanged for a different number or kind of securities of the Corporation or any other entity by reason of a recapitalization, reclassification, merger, consolidation, sale of assets, stock split, combination of shares, stock dividend, liquidation or dissolution of the Corporation or other event, the number and kind of securities which respect to which the Option may be exercised, and the purchase price thereof will be adjusted by the Grantor so that the Grantee may receive, for an aggregate purchase price equal to the aggregate purchase price of the Option set forth herein, the type and amount of securities that the Grantor receives in respect of the Option Shares. In no event shall the Grantee be entitled to any cash dividends or distributions with respect to Option Shares for which the record date is before the date the Grantee has exercised the Option.

         5. Notices. Any notice or other communication required or permitted hereunder shall be in writing, and shall be deemed to have been given when received by United States mail, postage prepaid, overnight delivery service or by delivery to the last address of the person or entity to which such notice is given which is known to the person or entity giving such notice. Currently, such address is 500 Park Avenue, 5th Floor, New York, New York 10022 for the Grantor, the Grantee and the Corporation. Each of the foregoing shall be entitled to specify a different address by giving notice as aforesaid to the other.


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         6. Miscellaneous. This Agreement constitutes the entire agreement among the parties hereto pertaining the subject matter hereof and supersedes all prior agreements, understandings and negotiations of the parties with respect thereto. No amendment, supplement, modification, or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. All of the terms and conditions of this Agreement shall be binding. upon and shall inure only to the benefit of the parties hereto and their respective. heirs and personal representatives. The Grantee may not assign or transfer this Agreement or any rights hereunder without the consent of the Grantor except by will or the laws of descent and distribution. During the lifetime of the Grantee the Option may be exercised only by the Grantee or, in the event of his disability, by his duly appointed guardian or conservator. The Grantee's rights hereunder shall not be subject to commutation, encumbrance, or the claims of the Grantee's creditors, and any attempt to do any of the foregoing shall be void. This Agreement shall be governed by the laws of the State of New York.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day and year first above mentioned.

GRANTOR:                                      GRANTEE:


/s/ Malcom P. McLean                          /s/ John D. McCown
-------------------------------              -----------------------------------
Malcom P. McLean                             John D. McCown


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


STATE OF NEW YORK     )
                      ) ss:
COUNTY OF NEW YORK    )


         On this 21at day of May, 1997, before me personally appeared MALCOM P. McLEAN, to me known and known to me to be the person described in and who executed the foregoing instrument, and he duly acknowledged to me that be executed the same.

                                        /s/ Mary K. McMullen
                                        ----------------------------------------
                                        Notary Public
                                        Mary E. McMullen
                                        Notary Public, State of New York
                                        No. 01MC4835071
                                        Qualified in Richmond County
                                        Certificate Filed in New York County
                                        Commission Expires: June 30, 1999


STATE OF NEW YORK     )
                      ) ss:
COUNTY OF NEW YORK    )


         On this 21st day of May, 1997, before me personally appeared JOHN D. McCOWN, to me known and known to me to be the person described in and who executed the foregoing instrument, and he duly acknowledged to me that be executed the same.

                                        /s/ May E. McMullen
                                        ----------------------------------------
                                        Notary Public
                                        Mary E. McMullen
                                        Notary Public, State of New York
                                        No. 01MC4835071
                                        Qualified in Richmond County
                                        Certificate Filed in New York County
                                        Commission Expires: June 30, 1999


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